23,500,000 Shares

                     Health and Retirement Properties Trust

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT



                                                                  March 13, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
NATWEST SECURITIES LIMITED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON BROTHERS INC
SMITH BARNEY INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
  277 Park Avenue
  New York, New York  10172

Dear Sirs:

                  Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell 23,500,000 of its common shares of beneficial interest, par value $.01 per share (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than 3,525,000 additional common shares of beneficial interest, par value $.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The class of common shares of beneficial interest of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares."

                  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-02863) including a prospectus for the registration of debt securities, preferred shares of beneficial interest, depositary shares, common shares of beneficial interest and warrants (collectively, the "Shelf Securities"). The registration statement as amended at the date of this Agreement is hereinafter referred to as the "Registration Statement"; and the related prospectus covering the Shelf Securities in the form contained in the Registration Statement at the time it was declared effective by the Commission is hereinafter referred to as the Basic Prospectus. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the offering of the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus" and the Prospectus as supplemented by the cover for use in Canada in connection with any sales of Shares in Canada is hereinafter referred to as the "Canadian Offering Memorandum." Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary prospectus (a "preliminary prospectus") filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $17.915 (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,525,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                  The Company hereby agrees, and will use its reasonable efforts to cause each of its Trustees, officers and affiliates to agree, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the Trustees and affiliates of the Company listed on Annex I hereto, pursuant to which each such person agrees, not to register, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants to purchase Common Shares, or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Shares, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may issue Common Shares pursuant to the Company's 1992 Incentive Share Award Plan, (ii) the Company may issue Common Shares pursuant to that certain Agreement of Merger (the "Merger Agreement"), dated February 17, 1997, between the Company and Government Property Investors, Inc. and (iii) the Company may issue Common Shares upon conversion of the Company's 7.5% Convertible

Subordinate Debentures Due 2003, Series A, 7.5% Convertible Subordinate Debentures Due 2003, Series B, and 7.25% Convertible Subordinate Debentures Due 2001 (collectively, the "Convertible Debentures").

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on March 19, 1997 (the "Closing Date") at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the account designated in writing by the Company at least one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The form of payment may be varied by agreement between you and the Company.

                  5.  Agreements of the Company.  The Company agrees with you:

                  (a) To file the Prospectus in a form approved by you within the applicable time period prescribed for such filing by Rule 424 under the Act.

                  (b) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period specified in paragraph (f) below.

                  (c) During the period specified in paragraph (f) below, to advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (d) To furnish to you, without charge, ten copies of the signed Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (e) During the period specified in paragraph (f) below, not to file any amendment or supplement to the Registration Statement, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become effective promptly.

                  (f) From time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (g) If during the period specified in paragraph (f) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (h) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (i) To make generally available to its stockholders within the meaning of Rule 158 under the Act as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the date of the Prospectus (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (j) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Shares a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (k) During the period referred to in paragraph (j), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (l) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (f), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (f), (iii) the printing and delivery of this Agreement, the Blue Sky Memorandum and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Company, or counsel for the Underwriters, relating to such registration or qualification and memoranda relating thereto), (v) required filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) supplemental listing of the Shares on the New York Stock Exchange ("NYSE") and (vii) furnishing such copies of the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

                  (m) To use its best efforts to maintain the inclusion of the Common Shares on the NYSE for a period of five years after the date of the Prospectus.

                  (n) To use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

                  (o) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (p) To exercise the rights of the Company under subsection 5.1(c) of the Investment and Registration Rights Agreement contemplated by the Merger Agreement (as such subsection is set forth in the form of such agreement attached as Schedule 2.6 of the Merger Agreement), and to take such other actions as are necessary or appropriate, to cause a Block-Out Period thereunder to extend through at least the 90th day following the date of this Agreement, unless otherwise consented to by Donaldson, Lufkin & Jenrette Securities Corporation.

                  (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Company meets the requirements for using Form S-3 under the Act as of the date hereof and pursuant to the standards for such form prior to October 21, 1992.

                  (f) The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has full power and authority (corporate and other) to carry on its business as described in the Registration Statement and the Prospectus and to own, lease and operate its properties. Each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or trust, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (g) The financial statements of the Company and its subsidiaries and, to the Actual Knowledge of the Company (as defined in Section 6(1) hereof), of Marriott International, Inc. (the "Operator") and Government Properties Investors, Inc. ("GPI") and its consolidated subsidiaries, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, comply as to form in all material respects with the requirements of the Act. Such financial statements of the Company and, to the Actual Knowledge of the Company, of the Operator and GPI, together with the related schedules and notes thereto, present fairly the consolidated financial position, results of operations, shareholders' equity and changes in financial position of the foregoing entities at the respective dates or for the respective periods therein specified and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus (i) present fairly the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus (i) present fairly the information shown therein and (ii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (h) The accountants who have certified the financial statements of the Company and its subsidiaries and, to the Actual Knowledge of the Company, of the Operator and its subsidiaries and GPI and its subsidiaries, included or incorporated by reference into the Registration Statement and the Prospectus, are independent certified accountants as required by the Act. The statements included or incorporated by reference in the Registration Statement and the Prospectus with respect to such accountants pursuant to Rule 509 of Regulation S-K under the Act are true and correct in all material respects.

                  (i) Since the respective dates as of which information is given in the Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or, to the Actual Knowledge of the Company, of the Operator or the Advisor (as defined in Section 6(l) hereof), in any case whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company and its subsidiaries, on a consolidated basis, or, to the Actual Knowledge of the Company, the Operator or the Advisor, other than transactions in the ordinary course of business, (iii) neither the Company nor its subsidiaries nor, to the Actual Knowledge of the Company, the Operator or the Advisor, has incurred any material liabilities or obligations, direct or contingent,
         (iv) the Company and its subsidiaries, on a consolidated basis, have not (A) declared, paid or made a dividend or distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly owned subsidiaries to the

          Company), (B) issued any shares of beneficial interest of the Company or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the shares of beneficial interest of the Company or any of its subsidiaries (other than the issuance of Common Shares upon conversion of the Convertible Debentures) or (C) repurchased or redeemed shares of beneficial interest, and (v) there has not been (A) any material decrease in the Company's net worth or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and its subsidiaries, on a consolidated basis.

                  (j) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (k) Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the Actual Knowledge of the Company, of the Operator or the Advisor, is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor, is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or of the Operator or the Advisor, as the case may be. Neither the Company nor, to the Actual Knowledge of the Company, the Operator or the Advisor, is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of any of the Company and its subsidiaries, taken as a whole, or of the Operator or the Advisor, as the case may be.

                  (l) Except as disclosed in the Registration Statement or the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or, to the actual knowledge of the Company (including without limitation, for purposes of this Agreement, its managing trustees) without independent inquiry (the "Actual Knowledge of the Company"), the Operator or HRPT Advisors, Inc. (the "Advisor"), is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, or (B) might materially and adversely affect the property or assets of the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, or (C) concerns the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, and is required to be disclosed in the Prospectus, or (D) could adversely affect the consummation of this Agreement and the issuance of the Shares. No contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

                  (m) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement. All necessary proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the issuance, sale and delivery by the Company of the Shares.

                  (n) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (i) subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights, generally, (ii) subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws.

                  (o) The execution, delivery and performance by the Company of this Agreement, the issuance, offering and sale by the Company of the Shares as contemplated by the Registration Statement and the Prospectus and the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Amended and Restated Declaration of Trust (the "Declaration of Trust") or Bylaws of the Company or the charter or bylaws or other organizational documents of any subsidiaries of the Company or, to the Actual Knowledge of the Company, the respective charter or bylaws or other organizational documents of the Operator or the Advisor, or (ii) except as disclosed in the Prospectus, any agreement, indenture or other instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor, is a party or by which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor or their respective properties or assets is bound, or (iii) any laws, administrative regulations or rulings or decrees to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor or their respective properties or assets may be subject.

                  (p) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Shares pursuant to this Agreement, except such as have been obtained and such as may be required under foreign and state securities or "Blue Sky" laws.

                  (q) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and each of its subsidiaries has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, adversely affect the current use or value thereof, to all property and assets described in the Registration Statement and the Prospectus as being owned by them. Except as otherwise set forth in the Registration Statement or the Prospectus, all leases to which the Company and each of its subsidiaries is a party relating to real property, and all other leases which are material to the business of the Company and its subsidiaries, taken as a whole, are valid and binding, and no default (to the Company's knowledge, in the case of leases to which the Company is a party as lessor, that would, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole) has occurred and is continuing thereunder, and the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to all properties owned or leased by the Company and each of its subsidiaries, the Company or such subsidiary has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no material encumbrances or title exceptions except as otherwise set forth in the Registration Statement and the Prospectus), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company or such subsidiary to have obtained.

                  (r) The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.

                  (s) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (t) Except for non-compliance which in the aggregate does not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, and except for Hazardous Materials (as defined below) or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, to the Company's knowledge, after due investigation, the real property owned, leased or otherwise utilized by the Company and each of its subsidiaries in connection with the operation of their respective businesses, including, without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous Materials. To the Company's knowledge, after due investigation, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings, or other supports for the improvements located thereon which, based on present knowledge, could presently or at any time in the future cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, publicly owned treatment works, septic systems or land, or otherwise relating to the pollution or protection of health or the environment, and "Hazardous Materials" means any substance, material or waste which is regulated by any federal, state or local government or quasi-government authority, and includes, without limitation, (a) any substance, material or waste defined, used or listed as a "hazardous waste",

          "hazardous substance", "toxic substance", "medical waste", "infectious waste" or other similar terms as defined or used in any Environmental Law, as such Environmental Law may from time to time be amended; and
          (b) any petroleum products, asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or radioactive materials.

                  (u) Each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Operator and the Advisor, has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company, or, to the Actual Knowledge of the Company, the Operator or the Advisor, and neither the Company nor, to the Actual Knowledge of the Company, the Operator or the Advisor, has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right; each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Operator and the Advisor, has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Registration Statement and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company, any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor.

                  (v) To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                  (w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any officer, trustee or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

                  (x) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. All of the issued and outstanding indebtedness of the Company and Common Shares are duly and validly authorized and issued, and all of the issued and outstanding Common Shares are fully paid and nonassessable. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Declaration of Trust, bylaws or any oral or written agreement or other instrument to which the Company or any of its subsidiaries is a party or by which either the Company or any of its subsidiaries is bound that is not described in the Registration Statement and the Prospectus. The offering and sale of the Shares, as contemplated by this Agreement, will not give rise to any rights, other than those which have been, or which will, prior to the Closing Date, be, waived in writing or satisfied, for or relating to the registration or offering of any shares of beneficial interest or other securities of the Company. The Common Shares conform in all material respects to the statements relating thereto in the Registration Statement and the Prospectus.

                  (y) All of the outstanding shares of beneficial interest of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as disclosed in the Registration Statement and the Prospectus, are or will be owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (z) None of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity except as referred to or described in the Registration Statement and the Prospectus and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital stock of its subsidiaries, except in each case for non-controlling positions acquired in the ordinary course of business.

                  (aa) Except as disclosed in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

                  (ab) The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Registration Statement and the Prospectus.

                  (ac) Neither the Company nor any of its officers and directors (as defined in the Rules and Regulations under the Act) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares.

                  (ad) In connection with the offering contemplated by this Agreement, the Company has not offered and will not offer Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act. The Company has not distributed and will not distribute any offering material in connection with the offering contemplated by this Agreement, other than the Registration Statement, the Prospectus and any preliminary Prospectus. Except as disclosed in the

          Registration Statement and the Prospectus, no securities of the same class as the Shares have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (ae) Neither the Company nor any of its subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or an "investment advisor" as such term is defined in the Investment Advisors Act of 1940, as amended.

                  (af) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (ag) The Company has dealt with no broker, finder, commission agent or other person in connection with the sale of the Shares and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (excluding the transactions contemplated by the Merger Agreement), other than the Underwriters, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the commission to the Underwriters contemplated hereby.

                  (ah) Neither the Company nor any of its subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba and the Company, its subsidiaries and each affiliate thereof has complied, to the extent necessary, with all provisions of Section 517.075, Florida Statutes, and applicable rules and regulations thereunder.

                  (ai) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof, except as otherwise disclosed in the Registration Statement and the Prospectus.

                  (aj) The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of the Closing Date and any Option Closing Date the Company will operate, in a manner that qualifies the Company as a "real estate investment trust" under the Code, and the rules and regulations thereunder, for 1996 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of its taxable years from 1987 through 1996.

                  (ak) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, except such defaults which, singly or in the aggregate, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole, except as disclosed in the Registration Statement and the Prospectus.

                  (al) The Shares have been approved for listing on the NYSE, subject only to notice of issuance.

                  (am) The Advisory Agreement, dated as of November 20, 1986, as amended, between the Company and the Advisor has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Merger Agreement has been duly authorized, executed and delivered by the Company and, to the Actual Knowledge of the Company, by GPI, and constitutes the valid agreement of the Company and, to the Actual Knowledge of the Company, of GPI, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (an) Upon consummation of the transactions contemplated by the Merger Agreement and the satisfaction of all conditions and covenants therein (including, without limitation, the formation of GPH and Merger Sub, as each such term is defined in the

          Merger Agreement), the subsidiaries of GPI to be acquired by the Company pursuant to the Merger Agreement (the "Acquired Subsidiaries") will become wholly owned subsidiaries of the Company. To the Actual Knowledge of the Company, had the transactions contemplated by the Merger Agreement and the Prospectus (including the application of the use of proceeds from the sale of the Shares as described in the Prospectus and including satisfaction of all conditions and covenants set forth in the Merger Agreement) been consummated as of the date of this Agreement in accordance with the terms of the Merger Agreement and the Prospectus, the representations and warranties contained in this Section 6 would be true and correct in all material respects with respect to the Company and its subsidiaries (including the Acquired Subsidiaries). For purposes of the foregoing sentence, a representation or warranty will be deemed to be true and correct if the sole reason such representation or warranty would be false is due to an action, inaction or other event or occurrence that is expressly permitted or contemplated by the Merger Agreement without further agreement or waiver by any of the parties thereto.

                  7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or the Canadian Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                  (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement, the Prospectus or the Canadian Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any preliminary prospectus or the Canadian Offering Memorandum. In case any action shall be brought against the Company, any of its trustees, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus, any preliminary prospectus or the Canadian Offering Memorandum and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its trustees, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter by Section 7(b) hereof.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing under the Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c)(i) Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate, dated the Closing Date, signed by David J. Hegarty and Ajay Saini, in their capacities as the President and Chief Operating Officer and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

                  (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sullivan and Worcester LLP, counsel for the Company, to the effect that:

                           (i) The Company is a Maryland real estate investment
                  trust duly organized, validly existing and in good standing under the laws of the State of Maryland; each of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization; each of the Company and its subsidiaries has the trust or corporate, as applicable, power and authority to carry on its business as described in the Registration Statement and the Prospectus and to own, lease and operate its properties; each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or trust, as the case may be, authorized to do business in each jurisdiction in which its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) The authorized, issued and outstanding shares of
                  beneficial interest of the Company are as set forth under the caption "Capitalization" in the Prospectus; and the authorized shares of beneficial interest of the Company conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the captions "Description of Shares" and "Description of Preferred Shares";

                           (iii) All of the issued and outstanding Common Shares
                  are duly authorized and validly issued and are fully paid and nonassessable;

                           (iv) All of the issued and outstanding shares of
                  beneficial interest of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company free and clear of any security interest or other adverse interest (within the meaning of Article 8 of the Massachusetts Uniform Commercial Code);

                           (v) The Shares have been duly authorized and, when
                  issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or, to the best knowledge of such counsel, similar rights that entitle any person to acquire any Shares upon the issuance thereof by the Company;

                           (vi) The form of certificates for the Shares conforms to applicable requirements of Maryland law;

                           (vii) The Company is not required to register as an
                  "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (viii) The Registration Statement has become
                  effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424 has been made in accordance with Rule 424;

                           (ix) The Company has the requisite trust power and
                  authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement; the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Company;

                           (x) This Agreement has been duly executed and
                  delivered by or on behalf of the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms (A) subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights, generally, (B) subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws;

                           (xi) To such counsel's knowledge, except as disclosed
                  in the Registration Statement or the Prospectus, there is not now pending or threatened, any litigation, action, suit or proceeding to which the Company or any of its subsidiaries or the Advisor is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or the Advisor or (B) might materially and adversely affect the property or assets of the Company and its subsidiaries, taken as a whole, or the Advisor, or (C) concerns the Company or any of its subsidiaries or the Advisor and is required to be disclosed in the Prospectus, or (D) could adversely affect the consummation of this Agreement and the issuance of the Shares; to such counsel's knowledge, no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                           (xii) Except as otherwise disclosed in the
                  Prospectus, to such counsel's knowledge, neither the Company, any of its subsidiaries nor the Advisor is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other material agreement, indenture or instrument to which the Company, any of its subsidiaries or the Advisor is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the business, operations, earnings, business prospects, properties or condition (financial or otherwise) of the Company or the Advisor, as the case may be;

                           (xiii) To such counsel's knowledge, each of the
                  Company, its subsidiaries and the Advisor has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, business prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or the Advisor, as the case may be;

                           (xiv) The execution, delivery and performance of this
                  Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provision of, or constitute a default under, (A) the Declaration of Trust or Bylaws of the Company or the charter or bylaws or other organizational documents of the Advisor or any Significant Subsidiary of the Company, or (B) except as disclosed in the Prospectus, any material agreement, indenture or other instrument to which the Company, any of its Significant Subsidiaries or the Advisor or their respective material properties or assets is bound, or (C) any laws, administrative regulations or rulings or decrees known to such counsel to which the Company, any of its Significant Subsidiaries or the Advisor or their respective material properties or assets may be subject.

                           (xv) No consent, approval, authorization, order,
                  registration, filing, qualification, license or permit of or with any federal, Massachusetts or Maryland court or public, governmental or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or the Advisor or any of their respective material properties or assets is required for the Company's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Shares pursuant to this Agreement, except such as have been obtained and such as may be required under foreign and state securities or "Blue Sky" laws;

                           (xvi) The Advisory Agreement, dated as of November
                  20, 1986, as amended, between the Company and the Advisor, has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except (a) as limited by the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, (b) as limited by the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) insofar as the enforceability of the indemnity and contribution provisions contained in such agreement may be limited by federal or state securities laws and the public policy underlying such laws; the Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid agreement of the Company enforceable in accordance with its terms, except (a) as limited by the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, (b) as limited by the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) insofar as the enforceability of the indemnity and contribution provisions contained in such agreement may be limited by federal or state securities laws and the public policy underlying such laws;

                           (xvii) The Advisor (A) is a corporation duly
                  organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has the requisite corporate power and authority to conduct its business as described in the Prospectus and to own and operate its material properties;

                           (xviii) The Company has qualified to be taxed as a
                  real estate investment trust pursuant to Sections 856-860 of the Code for each of the fiscal years ended December 31, 1987 through December 31, 1996, and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; actual qualification of the Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code;

                           (xix) The Registration Statement and the Prospectus
                  and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                           (xx) Each document incorporated by reference in the
                  Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act;

                           (xxi) The statements (a) in the Basic Prospectus
                  under the captions "Description of Shares," "Redemption; Business Combinations and

                   Control Share Acquisitions" and "Limitation of Liability; Shareholder Liability", (b) in the Prospectus under the captions "Recent Developments" and "Federal Income Tax and ERISA Considerations", (c) in Item 1 of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 under the captions "Regulation and Reimbursement," "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", (d) in Part A (GPI Acquisition) and Part B (Authorization of Additional Common Shares of Beneficial Interest) of Item 5 of the Company's Current Report on Form 8-K dated February 17, 1997, and (e)
                   Item 5 of the Company's Current Report on Form 8-K dated February 13, 1997 (excluding the statements under the caption "Legal Proceedings") in each case insofar as they purport to summarize matters arising under Massachusetts or Maryland law or the federal law of the United States, or provisions of documents to which the Company is a party specifically referred to therein, are accurate summaries of such legal matters or provisions.

                           (xxii) Although counsel has not undertaken, except as
                  otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all documents incorporated by reference in the Registration Statement and the Prospectus), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the documents incorporated by reference therein) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or any applicable Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or such Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or as to the matters to be addressed in the opinion of Sherin & Lodgen LLP, special counsel to the Company, described below).

                  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may rely upon an opinion, dated as of the Closing Date, of Piper & Marbury L.L.P. as to matters governed by Maryland law, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to them and their counsel. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

                  The opinion of Piper & Marbury L.L.P. described in paragraph
         (d) above shall be rendered to you at the request of the Company and shall so state therein.

                  In addition, you shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters) of Sherin & Lodgen LLP, special counsel for the Company, dated the Closing Date, to the effect that the statements (a) in Item 3 (Legal Proceedings) of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995, (b) in Item 1 (Legal Proceedings) of Part 2 of the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1996, and (c) in Item 5 of the Company's Current Report on Form 8-K dated February 13, 1997 under the caption "Legal Proceedings", in each case insofar as they purport to summarize legal proceedings are, taken together, fair summaries of such legal proceedings.

                  (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for the Underwriters, as to the matters referred to in clauses (v), (viii),
         (x), (xxi) (but only with respect to the statements in the Prospectus under the caption "Underwriting") and (xxii) of the foregoing paragraph
         (d). In giving such opinion with respect to the matters covered by clause (xxii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In rendering their opinion as aforesaid, Willkie Farr & Gallagher may rely upon an opinion, dated as of the Closing Date, of Piper & Marbury L.L.P. as to matters governed by Maryland law, and the opinion of Sullivan & Worcester LLP referred to above as to matters referred to in clauses (v) and (x) of the foregoing paragraph (d) or matters otherwise governed by Massachusetts law. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law.

                  (f) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

                  (g) The Company shall have delivered to you the agreements specified in Section 2 hereof.

                  (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                   9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on any applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on any applicable Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to at the office of the Company at 400 Centre Street, Newton, Massachusetts 02158,
Attention: David J. Hegarty, President, and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and trustees and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or trustees of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                    Very truly yours,

                     HEALTH AND RETIREMENT PROPERTIES TRUST


                                    By /s/ David J. Hegarty
                                      -------------------------
                                       Title: President




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
NATWEST SECURITIES LIMITED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON BROTHERS INC
SMITH BARNEY INC.
Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


   By /s/ Steven Kantor
     ------------------------------

                                   SCHEDULE I
                                   ----------


                                                          Number of Firm
                    Underwriters                       Shares to be Purchased
                    ------------                       ----------------------

Donaldson, Lufkin & Jenrette                                2,021,000
  Securities Corporation
Dean Witter Reynolds Inc.                                    2,021,000
A.G. Edwards & Sons, Inc.                                    2,021,000
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated                                      2,021,000
NatWest Securities Limited                                   2,021,000
PaineWebber Incorporated                                     2,021,000
Prudential Securities Incorporated                           2,021,000
Salomon Brothers Inc                                         2,021,000
Smith Barney Inc.                                            2,021,000
Lehman Brothers                                                663,875
Arnhold and S. Bleichroeder, Inc.                              663,875
Cruttenden Roth Incorporated                                   663,875
D.A. Davidson & Co.                                            663,875
Legg Mason Wood Walker Incorporated                            663,875
McDonald & Company Securities, Inc.                            663,875
Nesbitt Burns Securities Inc.                                  663,875
Sands Brothers & Co., Ltd.                                     663,875
                                                        ---------------
                                    Total                    23,500,000

                                                                         ANNEX I



HRPT Advisors, Inc.
Barry M. Portnoy
Gerard M. Martin